UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2023

SONDER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware		001-39907	85-2097088
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

101 15th Street
San Francisco,	California		94103
(Address of principal executive offices)			(Zip Code)
(617) 300-0956
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencements communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SOND	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	SONDW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
        Compensatory Arrangements of Certain Officers
On March 6, 2023, Sonder Holdings Inc. (the “Company”) announced the appointment of Dominique Bourgault as Chief Financial Officer, effective March 6, 2023. Mr. Bourgault succeeds Sanjay Banker, who served as the Company’s Chief Financial Officer from January 2019 to December 2022 and also as the Company’s President from September 2020 to December 2022. Chris Berry will continue to serve as the Company’s Interim Principal Financial Officer for Securities and Exchange Commission reporting purposes until after the Company files its next annual report on Form 10-K, and thereafter will continue to serve as the Company’s Chief Accounting Officer.

Mr. Bourgault, 51, joins the Company from Blue Nile, Inc. (“Blue Nile”), a pioneer retailer in online diamonds and fine jewelry, where he served as the Chief Financial Officer from March 2020 to October 2022. Before Blue Nile, Mr. Bourgault held executive positions at Expedia Group, Inc. (“Expedia”). He joined Expedia in October 2002 and served in a variety of finance roles of increasing responsibility, including serving as Chief Financial Officer Expedia, Portfolio, and Retail from November 2019 to March 2020, Interim Head of Division, Brand Expedia from July 2019 to October 2019, Chief Financial Officer, Brand Expedia Group, from September 2016 to October 2019, Senior Vice President of Corporate Finance from January 2012 to September 2016, interim CFO of Hotels.com LP from October 2014 to August 2015, Vice President of Finance, Partner Services Group from June 2010 to January 2012, Senior Director, Financial Planning and Analysis Expedia Worldwide from February 2009 to July 2010, and held various financial planning and analysis leadership roles from 2002 to 2010. Mr. Bourgault holds a Bachelor of Business Administration from HEC Montréal and is a Canadian Chartered Professional Accountant.

In connection with Mr. Bourgault’s appointment as Chief Financial Officer, the Compensation Committee of the Company’s Board of Directors will grant Mr. Bourgault a one-time equity award of 2,741,028 stock options covering shares of Company common stock, that will vest 25% on the one-year anniversary of the applicable vesting commencement date and then in equal monthly installments thereafter over the next three years, subject to Mr. Bourgault’s continued employment with the Company on the applicable vesting dates. Mr. Bourgault’s annual base salary is $495,000. Mr. Bourgault will participate in the Company’s Key Executive Change in Control and Severance Plan.

There are no arrangements or understandings between Mr. Bourgault and any other persons pursuant to which Mr. Bourgault was selected to become Chief Financial Officer, nor are there any family relationships between Mr. Bourgault and any of the Company’s directors or other executive officers subject to disclosure under Item 401(d) of Regulation S-K. Neither Mr. Bourgault nor any related person of Mr. Bourgault has a direct or indirect material interest in any transaction that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
99.1	Press Release Issued March 6, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonder Holdings Inc.

Date: March 6, 2023	By:	/s/ Chris Berry
	Name:	Chris Berry
	Title:	Chief Accounting Officer